Exhibit 10.3

DECISIONPOINT SYSTEMS, INC.

UNRESTRICTED AWARDED SHARE AGREEMENT

(Fully Vested)

THIS UNRESTRICTED AWARDED SHARE AGREEMENT (the “Agreement”), made effective March 25, 2019 (the “Effective Date”), between DECISIONPOINT SYSTEMS, INC., a Delaware corporation (the “Company”), and Steven Smith (the “Participant”).

Participant:	Steven Smith

Address:

Number of Awarded Shares:	700,000

Vesting Schedule:	No right of repurchase or forfeiture shall apply to the Awarded Shares, and the Awarded Shares, and the Awarded Shares shall be fully vested in Participant at all times as of the Effective Date.

The Company’s Board of Directors (“Board”) hereby on the Effective Date grants to the Participant an urestricted stock award (this “Award”) of shares (the “Awarded Shares”) of its common stock, par value $0.001 par value per share (the “Common Stock”), effective as of the Effective Date, upon and subject to the terms and conditions set forth in this Agreement. This Award is being made in accordance with the Amended Employment Agreement dated March 25, 2019, by and between Participant and the Company (the “Employment Agreement”).

In consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Award.

(a) This Award shall evidence Participant's ownership of the Awarded Shares. subject to the terms, restrictions, and other conditions of this Agreement and of the Plan. Any term used in this Agreement and not defined shall have the meaning given such term in the Plan.

(b) Participant is entitled to receive a stock certificate (or other evidence of ownership) representing the Awarded Shares.

2. No Purchase Price. Participant shall receive the grant of Awarded Shares as compensation and Participant shall not be required to pay par value (or other monetary consideration) for the grant.

3.  Release Schedule; Fully Vested. Except as may be imposed by law or under the Plan, there are no vesting conditions or forfeiture terms applicable to the Awarded Shares, the Awarded Shares are vested in full upon grant, and the Awarded Shares may be referred to in this Agreement as “Unrestricted Awarded Shares”.

4. Cancellation and Surrender of Prior Awards. Pursuant to Section 3 of the Employment Agreement, as of the Effective Date, Participant hereby waives and relinquishes any and all rights Participant has, or may have, in any stock options or other equity awards granted by the Company to Participant prior to the Effective Date (collectively, the “Prior Awards”), and as of the Effective Date, all Prior Awards are cancelled and terminated and of no further effect. Participant represents and warrants that none of the Prior Awards have been exercised by Participant or conveyed to a third party, and that upon cancellation of the Prior Awards, except for the Unrestricted Awarded Shares, Participant holds no other options, equity awards, or other rights to acquire equity or other ownership in the Company that were granted or made prior to the Effective Date in the form of an award or grant by the Company in consideration for services or other non-cash consideration.

5. Issuance of Stock Certificates for Shares. The stock certificate or certificates representing the Awarded Shares shall be promptly issued or held in book entry form following the execution of this Agreement and shall be delivered to Participant. The Unrestricted Awarded Shares will bear a legend in substantially the form set forth below.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED BY THE HOLDER FOR INVESTMENT PURPOSES. SAID SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS (A) THEY HAVE BEEN REGISTERED UNDER SAID ACT, OR (B) THE COMPANY IS PRESENTED A WRITTEN OPINION SATISFACTORY TO COUNSEL FOR THE COMPANY OR A ‘NO-ACTION’ INTERPRETIVE LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE CIRCUMSTANCES OF SUCH SALE OR TRANSFER.

6. Voting Rights and Dividends. Subject to the restrictions and conditions contained in this Agreement and the Plan, Participant shall have the rights of a stockholder with respect to the Awarded Shares, including the right to vote all such Awarded Shares, and to receive all dividends, cash or stock, paid or delivered thereon, and to participate in liquidations, redemptions and stock splits, from and after the date hereof.

7. Tax Obligations and Withholding. Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences resulting from the grant of the Unrestricted Awarded Shares, this investment and the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that, except for any withholding or payments required to be made by an employer under FICA that relate to the U.S. Medicare tax, the Participant (and not the Company) shall be responsible for any tax liability that may arise as a result of the Award and the transactions contemplated by this Agreement.

8. Securities Laws.

In connection with the grant of the Awarded Shares, Participant covenants, represents, and warrants to the Company that:

(a) The Awarded Shares to be acquired by Participant pursuant to this Agreement will be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act of 1933 (the “Securities Act”), as amended, or any applicable state securities laws, and neither the Awarded Shares nor any other shares of capital stock of the Company issued or issuable directly or indirectly with respect to the Awarded Shares by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation, or other reorganization will be disposed of in contravention of the Securities Act, any applicable state securities laws and any procedures reasonably established by the Board to ensure compliance with the foregoing.

(b) Participant is familiar with the financial affairs of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Awarded Shares.

(c) Participant is able to bear the economic risk of his investment in the Awarded Shares for an indefinite period of time because the Awarded Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Awarded Shares and has had full access to such other information concerning the Company as requested.

(e) This Agreement constitutes the legal, valid, and binding obligation of Participant, enforceable in accordance with its terms, and the execution, delivery, and performance of this Agreement by Participant does not and will not conflict with, violate, or cause a breach of any agreement, contract, or instrument to which Participant is a party or any judgment, order, or decree to which Participant is subject.

9. Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of Unrestricted Awarded Shares pursuant to this Agreement prior to fulfillment of all of the following conditions:

(a) The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental regulatory body, which the Board shall, in its sole discretion, deem necessary or advisable; and

(b) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its sole discretion, determine to be necessary or advisable; and

(c) The payment by the Participant of all amounts that, under federal, state or local tax law, the Company (or other employer corporation) is required to withhold upon issuance of Awarded Shares and/or the lapse or removal of any of the restrictions.

10. No Right to Continued Relationship. Nothing in this Agreement or in the Plan shall confer upon a Participant any right to continue in the service of the Company as an employee, director, consultant or any other capacity for any period of time or restrict in any way the rights of the Company or the Participant, to terminate the relationship between the Company and the Participant at any time for any reason whatsoever, with or without cause.

11. Awarded Shares Subject to Plan. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement shall be subject to the terms of the Plan, a copy of which may be obtained by the Participant from the office of the Company’s Secretary.

12. Miscellaneous.

(a) This Agreement may be executed in one or more counterparts, all of which taken together will constitute one and the same instrument.

(b) The terms of this Agreement may only be amended, modified, or waived by a written agreement executed by both of the parties hereto.

(c) This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions. In any action among any of the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (i) each party irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, and (ii) each party irrevocably waives any and all rights to a trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby. The prevailing party in any litigation in connection with this Agreement may recover attorneys’ fees and litigation costs incurred in prosecuting or defending such litigation from the nonprevailing party.

(d) This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the Awarded Shares granted herein.

(e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Participant and Participant’s personal representatives.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the Effective Date.

DECISIONPOINT SYSTEMS., INC.

By:
Its:

PARTICIPANT

/s/ Steven Smith
Steven Smith